UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2022

Alector, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38792	82-2933343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Boulevard, Suite 600

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(415) 231-5660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	ALEC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Alector, Inc. (the “Company”), in collaboration with AbbVie Biotechnology, Ltd. (“AbbVie”), has been developing AL003 to treat patients with Alzheimer’s disease as one of two programs pursuant to the Co-Development and Option Agreement, dated as of October 16, 2017, between the parties (the “AbbVie Agreement”). AL003 focuses on modulating checkpoint receptors on the brain’s immune cells, targeting sialic acid binding Ig-like lectin 3 (SIGLEC 3, also called CD33). As previously disclosed, the Company was reviewing the next steps for the AL003 program together with AbbVie. After completion of such review, AbbVie has decided to terminate the CD33 collaboration program and pursuant to the terms of the AbbVie Agreement, on June 30, 2022, AbbVie provided written notice to the Company formalizing this decision.

The Company, in collaboration with AbbVie pursuant to the AbbVie Agreement, continues to develop the Company’s AL002 program, which is focused on targeting Triggering Receptor Expressed on Myeloid cells 2 (TREM2), for the treatment of Alzheimer’s disease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.

By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-founder and Chief Executive Officer

Date: July 7, 2022